Exhibit 99.1

        FBL Financial Group Reports Fourth Quarter 2006 Results

               Net Income Up 16 Percent to $0.80 Per Share


    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Feb. 6, 2007--FBL
Financial Group, Inc.(NYSE:FFG):



Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                                    Three Months Ended
                                                       December 31,
                                                      2006     2005
                                                    --------- --------
Net income applicable to common stock                $23,949  $20,285
Operating income applicable to common stock           22,586   20,484
Earnings per common share (assuming dilution):
     Net income                                         0.80     0.69
     Operating income                                   0.75     0.69
----------------------------------------------------------------------


    FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.80 ($23,949,000) for the quarter ended December 31, 2006, compared to $0.69 ($20,285,000) in the year ago quarter.

    Operating Income(1). Operating income increased to $22,586,000 for the quarter ended December 31, 2006, from $20,484,000 in the fourth quarter of 2005. Diluted operating income per common share increased nine percent to $0.75 in the fourth quarter of 2006 from $0.69 in the fourth quarter of 2005. Operating income differs from the GAAP measure, net income, in that it excludes the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives and for 2006, a lawsuit settlement. For further information on this non-GAAP financial measure, please refer to Note (1) and the reconciliation provided within this release.

    Commenting on FBL's fourth quarter results, Chief Executive Officer Jim Noyce stated, "Strong fourth quarter results mark the end of an excellent 2006 for FBL Financial Group. For the full year we achieved record net income of $3.01 per share and record operating income of $2.78 per share. Our premiums collected increased 60 percent to $2.3 billion, and total assets grew by 20 percent to $12.2 billion. These excellent results were achieved because of the combined strengths our subsidiaries Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company."

    Noyce added, "As we move forward in 2007, I am excited about our prospects and believe we are well-positioned with our solid base in Farm Bureau Life and our growing EquiTrust Life business."

    Product Revenues Up. Premiums and product charges for the fourth quarter of 2006 increased seven percent to $61,300,000 from $57,232,000 in the fourth quarter of 2005. Interest sensitive and index product charges increased eight percent due primarily to an increase in the volume and aging of business in force, while traditional life insurance premiums increased seven percent.

    Premiums collected in the fourth quarter of 2006 increased 59 percent to $572,516,000 from $360,071,000 in the fourth quarter of 2005. This increase is due to growth in FBL's EquiTrust Life independent channel, which had $454,518,000 of premiums collected in the fourth quarter of 2006. Premiums collected from FBL's exclusive Farm Bureau Life distribution channel totaled $108,327,000 in the fourth quarter of 2006, reflecting a five percent increase in traditional and universal life insurance sales, a three percent increase in variable sales, and a 10 percent decline in traditional annuity sales.

    Investment Income. Net investment income in the fourth quarter of 2006 increased 20 percent to $147,106,000 from $123,070,000 in the fourth quarter of 2005. This increase is due to an increase in average invested assets resulting primarily from inflows from Farm Bureau Life and EquiTrust Life. The annualized yield earned on average invested assets, with securities at cost, was 6.07 percent for the year ended December 31, 2006, compared to 6.22 percent for the same period of 2005.

    Derivative Income. FBL's derivative income totaled $46,897,000 in the fourth quarter of 2006, compared to $3,580,000 in the fourth quarter of 2005. This increase reflects the impact of an increase in the value of the underlying equity market indices on which call options supporting FBL's index annuity business are based.

    Benefits and Expenses. Benefits and expenses totaled $228,818,000 in the fourth quarter of 2006, compared to $159,589,000 in the fourth quarter of 2005. The increase in benefits and expenses is primarily attributable to higher index product benefits resulting from an increase in the volume of business and from appreciation in the value of underlying equity market indices supporting the index annuity business.

    Operating Results by Segment. Consistent with prior quarters, the majority of FBL's operating earnings for the fourth quarter of 2006 are attributable to the traditional annuity and traditional and universal life insurance segments. Further detail and results by segment are provided in FBL's financial supplement, which is available on FBL's website, www.fblfinancial.com.

    Assets Total $12.2 Billion. Total assets increased $2.0 billion to $12.2 billion at December 31, 2006, from $10.2 billion at December 31, 2005. At December 31, 2006, 96 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share increased to $29.59 at December 31, 2006 from $28.88 at December 31, 2005. Book value per share excluding accumulated other comprehensive income(3) increased ten percent to $28.64 at December 31, 2006, from $26.05 at December 31, 2005.

    Earnings Outlook. While subject to volatility resulting from a number of factors, including mortality experience and investment results, FBL maintains its full year 2007 net income and operating income guidance of a range of $2.80 to $2.95 per common share.

    Conference Call. FBL management will hold a conference call with investors to discuss fourth quarter 2006 results. The call will be held tomorrow, February 7, 2007, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's website, www.fblfinancial.com.

    Investor Conference. FBL management will hold a company-sponsored investor conference on Wednesday, March 28, 2007, at the New York
Marriott East Side. Further details will be available on FBL's website, www.fblfinancial.com.

    The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission and include interest rate changes, competitive factors, volatility of financial markets, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.

    FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.



                      FBL FINANCIAL GROUP, INC.
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
            (Dollars in thousands, except per share data)

                                                 Three months ended
                                                      Dec. 31,
                                                  2006        2005
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $26,289     $24,363
 Traditional life insurance premiums               34,885      32,721
 Accident and health premiums                         126         148
 Net investment income                            147,106     123,070
 Derivative income                                 46,897       3,580
 Realized/unrealized gains (losses) on
  investments                                       2,401        (364)
 Other income                                       5,947       5,455
                                               ----------- -----------
   Total revenues                                 263,651     188,973
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    142,399      78,469
 Traditional life insurance and accident and
  health benefits                                  21,561      20,949
 Increase in traditional life and accident and
  health future policy benefits                     8,233       9,425
 Distributions to participating policyholders       5,626       5,672
 Underwriting, acquisition and insurance
  expenses                                         42,838      37,042
 Interest expense                                   2,951       3,493
 Other expenses                                     5,210       4,539
                                               ----------- -----------
   Total benefits and expenses                    228,818     159,589
                                               ----------- -----------
                                                   34,833      29,384
Income taxes                                      (11,496)     (9,676)
Minority interest in earnings of subsidiaries          (1)        (28)
Equity income, net of related income taxes            651         643
                                               ----------- -----------
Net income                                         23,987      20,323
Dividends on Series B preferred stock                 (38)        (38)
                                               ----------- -----------
Net income applicable to common stock             $23,949     $20,285
                                               =========== ===========

Earnings per common share - assuming dilution       $0.80       $0.69
                                               =========== ===========

Weighted average common shares                 29,470,836  29,071,238
Effect of dilutive securities                     637,377     515,704
                                               ----------- -----------
Weighted average common shares - diluted       30,108,213  29,586,942
                                               =========== ===========




                      FBL FINANCIAL GROUP, INC.
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
            (Dollars in thousands, except per share data)

                                                     Year ended
                                                      Dec. 31,
                                                  2006        2005
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges    $105,033     $96,258
 Traditional life insurance premiums              138,401     134,618
 Accident and health premiums                         415         385
 Net investment income                            535,836     475,443
 Derivative income (loss)                          70,340      (2,800)
 Realized/unrealized gains on investments          13,971       2,961
 Other income                                      23,357      21,283
                                               ----------- -----------
   Total revenues                                 887,353     728,148
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    409,127     289,018
 Traditional life insurance and accident and
  health benefits                                  91,135      85,600
 Increase in traditional life and accident and
  health future policy benefits                    33,455      36,327
 Distributions to participating policyholders      22,610      22,907
 Underwriting, acquisition and insurance
  expenses                                        164,565     152,588
 Interest expense                                  11,744      13,590
 Other expenses                                    21,229      19,555
                                               ----------- -----------
   Total benefits and expenses                    753,865     619,585
                                               ----------- -----------
                                                  133,488     108,563
Income taxes                                      (44,368)    (36,780)
Minority interest in earnings of subsidiaries        (126)       (159)
Equity income, net of related income taxes          1,135       1,218
                                               ----------- -----------
Net income                                         90,129      72,842
Dividends on Series B preferred stock                (150)       (150)
                                               ----------- -----------
Net income applicable to common stock             $89,979     $72,692
                                               =========== ===========

Earnings per common share - assuming dilution       $3.01       $2.47
                                               =========== ===========

Weighted average common shares                 29,379,365  28,909,623
Effect of dilutive securities                     525,259     505,365
                                               ----------- -----------
Weighted average common shares - diluted       29,904,624  29,414,988
                                               =========== ===========


    (1) Reconciliation of Net Income to Operating Income (Unaudited)

    In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized/unrealized gains and losses on investments, the change in net unrealized gains and losses on derivatives and for 2006, a lawsuit settlement. FBL uses operating income, in addition to net income, to measure its performance since realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives can fluctuate greatly from quarter to quarter, and the lawsuit settlement in the second quarter of 2006 is a nonrecurring item. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income. This non-GAAP measure is used for goal setting, determining company-wide bonuses and evaluating performance on a basis comparable to that used by many in the investment community. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the following table (dollars in thousands, except per share data):



                                                    Three months ended
                                                         Dec. 31,
                                                      2006     2005
                                                    --------- --------

Net income applicable to common stock                $23,949  $20,285
Adjustments:
   Net realized/unrealized (gains) losses on
    investments (a)                                   (1,493)     162
   Net change in unrealized gains/losses on
    derivatives (a)                                      130       37
                                                    --------- --------
Operating income applicable to common stock          $22,586  $20,484
                                                    ========= ========

Operating income per common share - assuming
 dilution                                              $0.75    $0.69
                                                    ========= ========




                                                        Year ended
                                                         Dec. 31,
                                                      2006     2005
                                                     -------- --------

Net income applicable to common stock                $89,979  $72,692
Adjustments:
   Net realized/unrealized gains on investments (a)   (9,222)  (1,633)
   Net change in unrealized gains/losses on
    derivatives (a)                                     (936)   2,328
  Lawsuit settlement (a)                               3,172        -
                                                     -------- --------
Operating income applicable to common stock          $82,993  $73,387
                                                     ======== ========

Operating income per common share - assuming
 dilution                                              $2.78    $2.49
                                                     ======== ========


    (a) Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and income taxes attributable to these items.

    (2) Premiums Collected - Net statutory premiums collected, a measure of sales production, is a non-GAAP measure and includes premiums collected from annuities and universal life-type products. For GAAP reporting, these premiums received are not reported as revenues.

    (3) Reconciliation of Book Value Per Share Excluding Accumulated Other Comprehensive Income (Unaudited)



                                                     Dec. 31, Dec. 31,
                                                      2006     2005
                                                     -------- --------
Book value per common share                           $29.59   $28.88
Less: Accumulated other comprehensive income            0.95     2.83
                                                     -------- --------
Book value per common share, excluding accumulated
 other comprehensive income                           $28.64   $26.05
                                                     ======== ========


    Book value per common share excluding accumulated other comprehensive income is a non-GAAP financial measure. Accumulated other comprehensive income totaled $28,195,000 at December 31, 2006 and $82,301,000 at December 31, 2005. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.



                      FBL FINANCIAL GROUP, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)

                                               Dec. 31,     Dec. 31,
                                                2006         2005
                                             ------------ ------------
Assets
Investments                                   $9,782,626   $8,299,208
Cash and cash equivalents                        112,292        5,120
Deferred policy acquisition costs                827,720      695,067
Deferred sales inducements                       226,647      146,978
Other assets                                     440,350      367,665
Assets held in separate accounts                 764,377      639,895
                                             ------------ ------------
Total assets                                 $12,154,012  $10,153,933
                                             ============ ============

Liabilities and stockholders' equity
Policy liabilities and accruals               $9,474,599   $7,634,922
Other policyholders' funds                       562,844      560,863
Debt                                             218,399      218,446
Other liabilities                                252,935      255,412
Liabilities related to separate accounts         764,377      639,895
                                             ------------ ------------
Total liabilities                             11,273,154    9,309,538

Minority interest in subsidiaries                    138          164

Stockholders' equity                             880,720      844,231
                                             ------------ ------------
Total liabilities and stockholders' equity   $12,154,012  $10,153,933
                                             ============ ============

Common Shares Outstanding                     29,661,652   29,133,331
                                             ============ ============


    FFG-1


    CONTACT: FBL Financial Group, Inc.
             Kathleen Till Stange, 515-226-6780
             Investor Relations Vice President
             Kathleen.TillStange@FBLFinancial.com